Exhibit 10.8

DATA RESEARCH ASSOCIATES, INC. CAFETERIA PLAN


  The Data Research Associates, Inc. Cafeteria Plan (the "Plan") is designed to provide eligible Employees with a choice between current compensation and the payment by their Employer of certain medical insurance premiums and dependent care assistance expenses. The Plan is intended to qualify as a cafeteria plan under section 125 of the Internal Revenue Code of 1986, as amended, and is to be interpreted in a manner consistent with the requirements of that section. The Plan, originally adopted effective May 1, 1991 is hereby restated in its entirety effective July 1, 1997.


ARTICLE I
DEFINITIONS

    1.01  "Anniversary Date" means the first day of any subsequent Plan Year.

    1.02 "Annual Benefit" means a benefit elected hereunder and provided during the Plan Year.

    1.03 "Benefit Election Form" means the form promulgated by the Plan Administrator by which a Participant enrolls and elects Benefits in accordance with Article III and otherwise agrees to a reduction of his salary or other compensation to provide funds for the benefits described in this Plan.

    1.04 "Benefits" means those benefits or coverages available for election by a Participant under Article VI.

    1.05 "Board of Directors" means the duly elected Board of Directors of the Company, as constituted from time to time.

    1.06  "Code" means the Internal Revenue Code of 1986, as amended.

    1.07  "Company" means Data Research Associates, Inc., the sponsor of the
          Plan.

    1.08 "Compensation" means the salary paid to an Employee by an Employer, including:

             (a)any elective contribution made to the 401(k) Plan maintained by the Company as the result of any salary reduction agreement entered into by the Participant under Section 401(k) of the Code; and

             (b)any Employer contributions made to the Plan as the result of a salary reduction agreement pursuant to Section 5.01.

    1.09 "Effective Date" means May 1, 1991 with respect to the Plan. This restatement of the Plan shall be effective July 1, 1997.

    1.10 "Election Period" means the 30-day period immediately preceding any Anniversary Date.

    1.11  "Employee" means any individual who is employed by an Employer.




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    1.12  "Employer" means Data Research Associates, Inc. or any affiliate or successor of either that subsequently adopts this Plan. Such term includes any other organization that is a member of a controlled group of businesses with any Employer within the meaning of Sections 414(b), (c), and (m) of the Code.

    1.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    1.14 "Fiduciary" means any person who has discretionary authority with respect to administration of the Plan, handling of the Plan's assets, or acts as a professional investment advisor or fund manager with respect to the Plan's assets.

    1.15 "Life Event" means, and is limited to a Participant's marriage or divorce; the death of a Participant's spouse or child; the birth or adoption of a Participant's child; or the termination of employment of the Participant's spouse; a change in employment status from full-time to part-time (or vice versa) by the Participant or the Participant's spouse; taking of an unpaid leave of absence by either the Participant or the Participant's spouse; or a significant change in the Participant's health benefits coverage, or of such coverage related to the spouse's employment.

    1.16  "Named Fiduciary" means the Company, an Employer, the Plan
          Administrator.

    1.17 "Participant" means an Employee who becomes a Participant pursuant to Article II.

    1.18 "Plan" means the Data Research Associates, Inc. Cafeteria Plan and related Trust created by this Agreement, as it may hereafter be amended from time to time.

    1.19 "Plan Administrator" means the person appointed by the Company with authority and responsibility to manage and direct the operation and administration of the Plan. If no such person is named, the Plan Administrator shall be the Company.

    1.20 "Plan Year" means the annual accounting period of the Plan, which shall begin January 1 of each year and end on December 31 of each year.

    1.21 "Qualified Benefit" means any benefit excluded from taxation under Chapter I of the Code (other than Sections 117, 124, 127, or 132), including (a) any group-term life insurance coverage that is includible in gross income only by virtue of exceeding the dollar limitation on nontaxable coverage under Section 79 of the Code; and
          (b) any other benefit permitted by the Income Tax Regulations.

    1.22 "Reimbursable Expense" means any out-of-pocket expense of a Participant that qualifies for reimbursement under the Dependent Care Assistance Benefit.

    1.23 "Service" means the performance of service for an Employer as an Employee for at least one hour during a month in the 12-consecutive month period beginning on an Employee's hire date, and each anniversary thereof, for which the Employee is compensated or entitled to be compensated.



                                   Page 49


ARTICLE II
ELIGIBILITY AND PARTICIPATION

    2.01  Eligibility to Participate
          Each Employee of the Company shall be eligible to participate in the Plan on the first day of the month coincident with, or next following, the day on which the Employee has completed and filed a Benefit Election Form in accordance with Article III.

          Notwithstanding the elective provisions as to benefits contained herein, it is provided that participation in the Insurance Premium Benefits described in Article VI shall be automatic for any Employee who has previously elected any form of payroll deduction for insurance premiums for any benefit described in Article VI, and the adjustments to any such Employee's taxable wages occasioned by the salary reduction provisions of the proposed or final Income Tax Regulations under Section 125 of the Code shall be deemed to have been consented to, unless the Employee has elected to cancel any such insurance coverage during any applicable enrollment period for health insurance or has filed a negative election with the Plan Administrator relative to the applicability of Section 125 to such payroll deductions.

    2.02  Termination of Participation
          Participation shall terminate on the last day of the month that an Employee ceases to be an Employee.

          Subject to any specific limitations for any particular benefit which the Participant has elected, (a) participation shall be continued during a leave of absence for which the Participant continues to receive a salary from his or her employer and (b) participation shall be suspended during an unpaid leave of absence; provided, however, nothing in this Section shall prevent a Participant on unpaid leave from utilizing any available Reimbursement Account benefits, as provided below, as if such Participant were otherwise actively employed by the Company.

          Notwithstanding any other provision herein, nothing contained in this Plan shall have the effect of negating the rights of any Participant, or beneficiary of any Participant, to continuation of medical-type benefits, as may otherwise be required by Code or by ERISA.


ARTICLE III
BENEFIT ELECTIONS

    3.01 Benefit Election and Salary Reduction Agreement Form Contents The Benefit Election and Salary Reduction Agreement form shall contain the following information:

(a)  Name of the Participant;

(b) Benefits elected by the Participant pursuant to Article VI, including any negative election relative to any Insurance Premium Benefit;

(c) The Plan Year, or other period of time, for which such elections are effective;

(d) Specific amounts to be allocated to the Benefit Account for each elected Benefit (provided that an election to participate in the Insurance Premium Benefits of the Plan shall be deemed to be made at the Participant's share of the insurance premium expense);

A provision by which an Employee agrees to a salary reduction to the extent that employee contributions are required to purchase benefits elected under the Plan;

Such additional information as the Plan Administrator shall deem appropriate.
                                      Page 50

    3.02  Election of Benefits
(a) An Employee who is a Participant must complete, sign and file an Benefit Election Form with the Plan Administrator prior to July 1, 1997 in order to become a Participant for the 1997 Plan Year; provided, however, no affirmative election shall be required by a Participant who is participating only in the Insurance Premium Benefit portion of the Plan.

(b) An Employee who becomes eligible to become a Participant after the July 1, 1997 must complete, sign and file an initial Benefit Election Form with the Plan Administrator during the 30 day period beginning on the day the Employee first becomes eligible to participate in the Plan. If an Employee first becomes eligible to become a Participant after the end of an annual Election Period, the elections made on the initial Benefit Election Form shall be effective, subject to Section 3.05, for the period beginning on the first day of participation and ending on the last day of the Plan Year within which such participation began.

(c) An Eligible Employee who fails to complete, sign and file a Benefit Election Form with the Plan Administrator in accordance with paragraph (a) or
(b) above during an initial election period may become a participant on a later date in accordance with Section 3.03 or 3.04.

    3.03  Annual Benefit Election Period
          Each Employee who is a Participant or who is eligible to become a Participant must complete, sign and file a Benefit Election Form during the Election Period. The elections made by the Participant on this Benefit Election Form shall be effective, subject to Section 3.04, for entire
Plan Year beginning on the Anniversary Date. An Employee who is a Participant and who fails to complete, sign and file a Benefit Election Form as required by this Section 3.03 shall seemed to have elected to continue the same benefits and coverages then in effect for such Participant.

    3.04  Changes of Benefit Elections
(a) A Participant may change or terminate the election of benefits (and any salary reduction agreement referenced in Section 5.01) within 30 days of the occurrence of a Life Event. An Employee who is eligible to become a Participant but failed to complete a Benefit Election Form during the initial Election Period pursuant to Section 3.02(a) or (b) may become a Participant and file a Benefit Election Form within 30 days of the occurrence of a Life Event. Elections made pursuant to this Section 3.04 shall be effective for the balance of the Plan Year in which the election is made and beginning on the first day of the pay period next following the day the new Benefit Election Form is filed with the Plan Administrator, other than as provided in Section 3.04(b), below.

(b) A Participant may revoke a prior election, or elect alternate coverage, with respect to the balance of the Plan Year if any independent, third-party provider of medical benefits previously elected by the Participant either significantly increases the premiums for such coverage, or significantly curtails or terminates such plans, during the Plan Year coverage period. A Participant otherwise entitled to make a revocation or alternate election under this Section must do so within 30 days of receipt of written notice from the Plan Administrator of the significant change in cost or composition of the benefit originally elected. Accordingly, the Plan Administrator shall have the affirmative duty of providing Participants with written notification of such changes as soon as is administratively feasible.

    3.05  Termination of Election
          A Participant may revoke a prior election upon termination of employment. Likewise, failure to make required contributions for any benefit elected under this Plan shall automatically terminate any prior election with respect to such benefit, unless delinquent contributions are brought current within 30 days of the date that they became delinquent. If revocation occurs under this Section 3.05, no new election may be made by such Participant during the remaining coverage period of the Plan Year.

ARTICLE IV
PARTICIPANT BENEFIT ACCOUNTS

    4.01  Provision for Participant Accounts
          The Plan Administrator shall maintain a Participant Account for each Participant. The Participant Account may be divided into subaccounts
(hereinafter referred to as "Individual Benefit Accounts"). If Dependent Care Expense benefits are elected, a Dependent Care Expense Individual Benefit Account shall be created.

	4.02	Accounting For Participant Accounts
		Amounts shall be credited to the Participant Account in accordance with Article V and allocated to Individual Benefit Accounts in accordance with
Section 5.02. Individual Benefit Accounts shall be debited in accordance with Sections 5.04, 5.06, and 6.01(a)-(b).

	4.03	Nature of Participant Accounts
		No money shall actually be allocated to any Participant Account or Individual Benefit Account; any such Account shall be of a memorandum nature, maintained by the Administrator for accounting purposes, and shall not be representative of any identifiable trust assets. No interest will be credited to or paid on amounts credited to the Participant Account or any Benefit Account.

ARTICLE V
CREDITS AND DEBITS TO ACCOUNTS

    5.01  Source of Credits to Participant Accounts
          During the applicable Election Period determined under Article III, an Employee may enter into a salary reduction agreement with an Employer. The maximum amount of such salary reduction shall not exceed the limitation contained in Section 6.03. No money or other contribution shall be paid by any Participant to his or her Participant Account, other than as provided in this
Article V.

    5.02  Allocations to Participant Subaccounts
          Amounts credited to a Participant's Account shall be allocated, on the date credited, to the respective Individual Benefit Accounts of the Participant pursuant to the elections made by the Participant in accordance with, Article VI. All payments of benefit amounts under the Plan shall be debited against the appropriate Benefit Account.

    5.03  Allocations Irrevocable During Plan Year
          Except as provided in Section 3.04, neither (a) the amounts to be credited to a Participant Account during a Plan Year pursuant to Sections 5.01 and 5.02, nor (b) the allocation of such amounts to the appropriate Individual Benefit Accounts of a Participant pursuant to Section 5.02, can be changed during the Plan Year.

    5.04  Unused Benefits
          No current or former Participant shall have any right or interest in unused benefit credits that have not been applied to the payment of benefits elected hereunder for that Plan Year. Accordingly, any resulting excess of Participants' contributions over benefits elected plus the reasonable administrative expenses will be refunded by the Trust to the Company after the expiration of days after the close of the Plan Year, and the Company shall be free to apply such refund in any manner it sees fit.

    5.05  Reduction of Certain Elections to Prevent Discrimination
          The Plan Administrator shall have the unilateral authority to reduce the benefit elections of certain employees if such a reduction is necessary to prevent the Plan from becoming discriminatory within the meaning of Section 125(b) of the Code. The Administrator's power to reduce benefits extends to the following cases:

(a) In the case that Dependent Care Assistance Benefits have been elected by an Employee who is a highly compensated individual or an owner within the meaning of Section 129(d)(2) and (4) of the Code, as amended by the Tax Reform Act of 1986; and

(b) In each other case of benefits elected, the Employee is considered to be "Highly Compensated" within the meaning of Section 125(e) of the Code, or is otherwise a "Key Employee" within the meaning of Section 416(i)(1) of the Code, and the regulations thereunder.

    5.06  Modification of Elections due to Premium Increases
          The Plan Administrator may automatically increase or decrease the amount of a Participant's Salary Reduction during the Plan Year in response to an appropriate change in the premiums charged by an insurer for any of the insured benefits elected hereunder, commensurate with the time that the insurer has made such premium change effective. Unless the Participant is entitled to a change of election under Section 3.04(b), the adjusted salary reduction amount shall be in effect until the end of the Plan Year coverage period, or earlier change in premiums required by the insurer, or by another insurer providing substituted coverage during the Plan Year.

ARTICLE VI
BENEFITS

	6.01	Benefits Available Under the Plan
		The Qualified Benefits available for election are one or more of the following:

(a) Dependent Care Expense Reimbursement Benefit. Pursuant to a separate, written document, the Company maintains a Dependent Care Assistance Plan. Under such Plan, payment shall be made to the Participant in the form of an Employer-provided amount through, and in accordance with the provisions of, the Company's Dependent Care Assistance Plan, a copy of which is attached hereto and made a part hereof, established and maintained under Section 129 of the Code. The maximum amount provided under this form of benefit during any Plan Year may not exceed the earned income of an unmarried Participant, or the lesser of the earned income of the Participant or the Participant's spouse, if he or she is married. In no event may the annual benefit provided for any Participant during any Plan Year under this Section exceed $5,000, or, if the Participant is married and files a separate tax return, $2,500. To receive benefits under this Section, the Participant must file a written claim for benefits with the Plan Administrator which shall include substantiation of any such claims prior to being eligible to receive reimbursement for eligible dependent care expenses under this part. The Plan Administrator shall be entitled to rely on any written statements made by the Participant or any of his dependents concerning compliance with Sections 21 and 129 of the Code, and shall be under no duty to make investigation of the accuracy of such statements.

(b) Insurance Premium Benefit. Payments shall be made to the appropriate Insurer of amounts equal to the premiums otherwise payable by (or on behalf of)the Participant during the Plan Year, for coverage of the Participant, or the Participant's spouse or dependents, under the insurance programs maintained by the Company pursuant to this Plan, as set out below. Each Participant shall have the right to select that portion of his or her available benefit funds to be used to provide such benefit. The maximum benefit under this Section shall be the amount of premiums due during the Plan Year. In the event of premium changes that become effective during a Plan Year, a Participant's existing election as to a salary reduction shall automatically be adjusted to reflect the increases or decreases, as provided in Section 5.06, above.

    6.02  Cash Benefit
          In lieu of the Qualified Benefits herein provided, to the extent that a Participant waives benefits thereunder, such Participant shall be deemed to have elected to receive equivalent amounts as a taxable benefit in the form of cash compensation.

    6.03  Overall Limitation on Annual Benefits
          The maximum dollar amount of Employer contributions that may be applied for the benefit of any individual Participant hereunder toward the purchase of nontaxable benefits provided herein during any Plan Year shall be the sum of the limitations set forth in paragraphs (a) and (b) of Section 6.01.

    6.04 Requirement that Participant Contributions Be by Salary Reduction Any employee contributions required toward the purchase of the qualified benefits selected under Article VI shall be made by a reduction in the Participant's taxable compensation (to the extent such benefits would be considered to be tax-free under Chapter I of the Code), and by after tax salary deduction where the elected benefit is not tax-free, as indicated on the Participant's benefit Election and Salary Reduction Agreement.

    6.05  Continuation of Coverage
          Each benefit plan made available under Article VI that is considered to be a "group health plan" under Section 5000(b)(1) of the Code, because employees and their families are provided with health care benefits within the meaning of Section 213(d)(1) of the Code shall contain the necessary provisions required by Section 4980B of the Code and Section 601 of ERISA, to assure that such benefits may be continued on or after the occurrence of the qualifying events defined in Section 498OB(f)(3) of the Code.

ARTICLE VII
PLAN ADMINISTRATION

    7.01  Allocation of Authority
          Except as to those functions reserved within the Plan to the Company or the Board of Directors, the Plan Administrator shall control and manage the operation and Administration of the Plan and shall direct the Trustee in the discharge of the duties enumerated in Article VIII, below. The Plan Administrator shall have the exclusive right (except as to matters reserved to the Board of Directors by the Plan or which the Board may reserve to itself) to interpret the Plan and to decide all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions. All determinations of the Plan Administrator or the Board of Directors with respect to any matter hereunder shall be conclusive and binding on all persons. Without limiting the generality of the foregoing, the Plan Administrator shall have the following powers and duties:

(a) To require any person to furnish such reasonable information as he may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

(b) To make and enforce such rules and regulations and prescribe the use of such forms as he shall deem necessary for the efficient administration of the Plan;

(c) To decide on questions concerning the Plan and the eligibility of any Employee to participate in the Plan, in accordance with the provisions of the Plan;

(d) To determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan; to inform the Company, Insurer or Trustee (if any), as appropriate, of the amount of such Benefits; and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;

(e) To designate other persons to carry out any duty or power which would otherwise be a fiduciary responsibility of the Plan Administrator, under the terms of the Plan.

    7.02  Provision for Third-Party Plan Service Providers
          The Plan Administrator, subject to approval of the Board of Directors, may employ the services of such persons as it may deem necessary or desirable in connection with operation of the Plan. The Plan Administrator, the Company (and any person to whom it may delegate any duty or power in connection with the administration of the Plan), and all persons connected therewith may rely upon all tables, valuations, certificates, reports and opinions furnished by any duly appointed actuary, accountant, (including Employees who are actuaries or accountants), consultant, third party administration service provider, legal counsel, or other specialist, and they shall be fully protected in respect to any action taken or permitted in good faith in reliance thereon. All actions so taken or permitted shall be conclusive and binding as to all persons.

    7.03  Several Fiduciary Liability
          To the extent permitted by law, neither the Plan Administrator nor any other person shall incur any liability for any acts or for failure to act except for his own willful misconduct or willful breach of this Plan.

    7.04  Compensation of Plan Administrator
          Unless otherwise agreed to by the Board of Directors, the Plan Administrator shall serve without compensation for services rendered in such capacity, but all reasonable expenses incurred in the performance of his duties shall be paid by the Company.

    7.05  Bonding
          Unless otherwise determined by the Board of Directors, or unless required by any Federal or State law, the Plan Administrator shall not be required to give any bond or other security in any jurisdiction in connection with the administration of this Plan.

    7.06  Payment of Administrative Expenses
          All reasonable expenses incurred in administering the Plan, Including but not limited to administrative fees and expenses owing to any third party administrative service provider, actuary, consultant, accountant, attorney, specialist, or other person or organization that may be employed by the Plan Administrator in connection with the Administration thereof, shall be paid by the Company, provided, however that each Participant shall bear the monthly cost (if any) charged by a third party administrator for maintenance of his Benefit Account unless otherwise paid by the Company.

    7.07  Funding Policy
          The Company shall have the right to enter into a contract with one or more insurance companies for the purposes of providing any benefits under the Plan and to replace any of such insurance companies or contracts. Any dividends, retroactive rate adjustments or other refunds of any type which may become payable under any such insurance contract shall not be assets of the Plan but shall be the property of, and shall be retained by the Company.

    7.08  Source of Payments
          The Company, the Employers, Trust Fund, and any insurance company contracts purchased or held by the Company or the Trustees shall be the sole sources of benefits due under the Plan. No employee or beneficiary shall have any right to, or interest in, any assets of the Company or an Employer in connection with the benefits provided under the Plan either during participation in the Plan, or upon termination of participation, other than as provided in the Plan.

    7.09  Disbursement Reports
          The Plan Administrator shall issue directions to the Company concerning all benefits which are to be paid from the Company's general assets pursuant to the provisions of the Plan.

    7.10  Timeliness of Payments
          Payments shall be made as soon as administratively feasible after the required forms and documentation have been received by the Plan Administrator.

    7.11 Requirement that Participants Substantiate Reimbursable Expenses Each Participant must submit a written Claim Voucher to the Plan
Administrator to receive reimbursements from his Medical Expense Reimbursement Benefit Account, or Dependent Care Benefit Account, on a form provided by the Plan Administrator, along with such evidence as the Plan Administrator shall reasonably deem necessary as to substantiate the nature, the amount, and timeliness of any expenses that may be reimbursed. Such request must be submitted by the fourth (4th) Friday of the month in order to receive a reimbursement for his Reimbursable Expenses in the following month. Year-end expense reimbursement claims must be submitted to the Plan Administrator within 90 days of the close of the Plan Year for which the Benefit election is effective, and during which such expense was incurred, in order to be eligible for reimbursement. Likewise, if a Participant terminates participation in the Plan with a credit balance in any Benefit Account, such Participant shall be entitled to submit to the Plan Administrator any claims for reimbursement for Reimbursable Expenses incurred during the Plan Year in which the Participant terminated his or her employment (up to the amount of such balance) at any time within 90 days after the close of the Plan Year in which the Participant terminated participation.

    7.12  Limit on Coverage
          Any coverage elected by a Participant under this Plan shall cease if the Participant fails to make any required contributions toward such coverage.



ARTICLE VIII
INSURERS

    8.01  Provision Relating to Insurers
          No insurer shall be required or permitted to issue an insurance policy or contract that is inconsistent with the purposes of this Plan, nor be bound to take any action nor in accordance with the terms of any policy or contract issued in connection with this Plan. The insurer shall not be deemed to be a party to this Agreement, nor shall it be bound to interpret the construction or validity of the Plan or Trust. The insurer shall be protected from its good faith reliance on the written representations and instructions of the Trustee and the Plan Administrator, and shall not be responsible for the initial or continued qualified status of the Plan.

    8.02  Definition of Insurer
          "Insurer" means any legal reserve life insurance company authorized to transact business in the domicile state of the Trust.

    8.03  Conflicting Provisions
          If any provision of any insurance policy or contract conflicts with the provisions of this Plan and Trust, the provisions of the Plan and Trust shall prevail.


ARTICLE IX
CLAIMS PROCEDURES

     9.01 Procedure if Benefits are Denied Under the Plan
          Any Employee, beneficiary, or his duly authorized representative may file a claim for a plan benefit to which the claimant believes that he is entitled, but that has been previously denied by the Plan Administrator. Such a claim must be in writing and delivered to the Plan Administrator in person or by mail, postage prepaid. Within 90 days after receipt of such claim, the Plan Administrator shall send to the claimant by mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial 90-day period. The Plan Administrator shall have full discretion to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with this Section 10.01, the claim shall be deemed denied and the claimant shall be permitted to exercise his right to review pursuant to Sections 10.03 and 10.04.

     9.02 Requirement for Written Notice of Claim Denial
          The Plan Administrator shall provide to every claimant who is denied a claim for benefits a written notice setting forth in a manner calculated to be understood by the claimant, containing the following information:

(a)  The specific reason or reasons for denial;

(b) Specific reference to pertinent Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and

(d)  An explanation of the Plan's claim review procedure.

     9.03 Right to Request Hearing on Benefit Denial
          Within 60 days after the receipt by the claimant of written notification of the denial (in whole or in part) of his claim, the claimant or his duly authorized representative may make a written application to the Plan Administrator, in person or by certified mail, postage prepaid, to be afforded a review of such denial; may review pertinent documents; and may submit issues and comments in writing.

     9.04 Disposition of Disputed Claims
          Upon receipt of a request for review, the Plan Administrator shall make a prompt decision on the review matter. The decision on such review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent plan or insurance policy provisions on which the decision was based. The decision upon review shall be made not later than 60 days after the Plan Administrator's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of a request for review. If an extension is necessary, the claimant shall be given written notice of the extension prior to the expiration of the initial 60 day period. If notice of the decision on the review is not furnished in accordance with this Section 10.04, the claim shall be deemed denied and the Claimant shall be permitted to exercise his right to legal remedy pursuant to Section 10.05.

     9.05 Preservation of Remedies
          After exhaustion of the claims procedure as provided under this Plan, nothing shall prevent any person from pursuing any other legal or equitable remedy.


ARTICLE X
AMENDMENT OR TERMINATION OF PLAN

    10.01 Permanency
          While the Company fully expects that this Plan will continue indefinitely, due to unforeseen, future business contingencies, permanency of the Plan will be subject to the Company's right to amend or terminate the Plan, as provided in Sections 10.02 and 10.03, below.

    10.02 Company's Right to Amend .
          The Company reserves the right to amend the Plan at any time and from time-to-time, and retroactively if deemed necessary or appropriate to meet the requirements of Section 125 of the Code, or any similar provisions of subsequent revenue or other laws, or the rules and regulations from time to time in effect under any of such laws or to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided, however, that, subject to
Section 5.04, no such modification or amendment shall make it possible for any Accrued Benefit Account Balance to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their beneficiaries under the Plan. Any amendments to this Plan may be effected by a written resolution adopted by a majority of the Board of Directors of the Company.




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    10.03 Employer's Right to Terminate
          The Company reserves the right to discontinue or terminate the Plan without prejudice at any time without prior notice. Termination of the Plan shall be effected by a written resolution adopted by a majority of the Company's Board of Directors. Furthermore, the Plan will also automatically terminate if the Company (1) is legally dissolved, (2) makes a general assignment for the benefit of its creditors, (3) files for liquidation under the Bankruptcy Code, (4) merges or consolidates with any other entity and it is not the surviving entity, or if it sells or transfers substantially all of its assets, or goes out of business, unless the Company's successor in interest agrees to assume the liabilities under this Plan as to the Participants and Eligible Dependents.

    10.04 Determination of Effective Date of Amendment or Termination
          Any such amendment, discontinuance or termination shall be effective as of such date as the Board of Directors shall determine. Subject to Section 5.06, no amendment discontinuance or termination shall allow the return to any Employer of any Account Balance nor its use for any purpose other than for the exclusive benefit of the Participants and Eligible Dependents.


ARTICLE XI
GENERAL PROVISIONS

    11.01 Not an Employment Contract
          Neither this Plan nor any action taken with respect to it shall confer upon any person the right to continued employment with any Employer.

    11.02 Applicable Laws
          The provisions of the Plan shall be construed, administered and enforced according to applicable Federal law and the laws of the State of Missouri.

    11.03 Post-Mortem Payments
          Any Benefit payable under the Plan after the death of a Participant shall be paid to his surviving spouse (if any), otherwise, to his estate. If there is doubt as to the right of any beneficiary to receive any amount, the Plan Administrator may retain such amount until the rights thereto are determined, without liability for any interest thereon, or it may pay such amount into any court of appropriate jurisdiction, in either of which events neither the Plan Administrator, nor any Employer, shall be under any further liability to any person.

    11.04 Nonalienation of Benefits
          No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person. If any person entitled to benefits under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, or if any attempt is made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan, then such benefit shall cease and terminate at the discretion of the Plan Administrator, and he may hold or apply the same or any part thereof for the benefit of any dependent or beneficiary of such person, in such manner and proportion as he may deem proper.




                                   Page 60

    11.05 Mental or Physical Incompetency
          If the Plan Administrator determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, he may cause all payments hereafter become due to such person to be made to any other person for his benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the Plan Administrator and Employer from further liability hereunder.

    11.06 Inability to Locate Payee
          If the Plan Administrator is unable to make payment to any Participant or other person to whom a payment is due under the Plan because he cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due) mailed to the last known address of such Participant or other person as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited seven years after the date of any such payment first became due.

    11.07 Requirement for Proper Forms
          All communications in connection with the Plan made by a Participant shall become effective only when duly executed on any forms as may be required and furnished by, and filed with, the Plan Administrator.

    11.08 Multiple Functions
          Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

    11.09 Tax Effects
          Neither the Company, the Plan Administrator nor the Trustee makes any warranty or other representation as to whether any payments made to or on behalf of any Participant hereunder will be treated as excludable from gross income for state or federal income tax purposes.

    11.10 Gender and Number
          Masculine pronouns include the feminine as well as the neuter genders, and the singular shall include the plural, unless indicated otherwise by the context.

    11.11 Headings
          The Article and Section headings contained herein are for convenience of reference only, and shall not-be construed as defining or limiting the matter contained thereunder.

    11.12 Incorporation by Reference
          The actual terms and conditions of the separate benefits offered under this Plan are contained in separate, written documents governing each respective benefit, and shall govern in the event of a conflict between the individual plan document and this Agreement as to substantive content. To that end, each such separate document, as amended or subsequently replaced, is hereby incorporated by reference as if fully recited herein.

    11.13 Severability
          Should any part of this Plan subsequently be invalidated by a court of competent jurisdiction, the remainder thereof shall be given effect to the maximum extent possible.





                                   Page 61



IN WITNESS WHEREOF, Data Research Associates, Inc., as the Company, has adopted the foregoing amended and restated Cafeteria Plan this day 24th of April 1997.

DATA RESEARCH ASSOCIATES, INC.

/s/Katharine W. Biggs
------------------------
Name: Katharine W. Biggs
Title: Vice President and Chief Financial Officer


ATTEST:

/s/Laura Haralson
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